Exhibit 99.01

[IGN ENTERTAINMENT, INC. LETTERHEAD]

PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Elizabeth Drucker
Director, Investor Relations
and Corporate Communications
IGN Entertainment, Inc.
415-508-2622 / edrucker@ign.com

IGN Announces CFO/COO, Jim Tolonen, Will Resign at Year-End

San Francisco, CA, December 9, 2002—IGN Entertainment (Nasdaq: IGNX) announced today that Jim Tolonen, IGN’s Chief Financial Officer and Chief Operating Officer, will resign at the end of the year to pursue an opportunity with Business Objects (Nasdaq: BOBJ), a business intelligence software company. Mr. Tolonen will continue to serve as a member of IGN’s board of directors following his departure.

“Jim has been instrumental in working with us through our initial public offering and our subsequent focus on becoming the Internet’s leading destination for video gamers,” said Mark Jung, IGN’s CEO. “We are disappointed to see Jim leave, but we understand the opportunities for him in his new position as CFO of a large, multi-national corporation. Although we are sad to see him go, Jim leaves IGN well poised to continue our growth and to achieve profitability in 2003. We are having a very strong fourth quarter, as bookings remain brisk, and we reiterate our guidance that we expect fourth quarter revenue to be up well over 50 percent from the third quarter.”

“While my decision to leave has been a difficult one, I believe that IGN is in excellent position to execute its business plan, and I look forward to continuing to work with Mark as an IGN board member to assist in the company’s future operations,” said Tolonen. “The past three years have been extremely rewarding for me and I want to thank everyone associated with IGN for the experiences I have enjoyed here.”

Sean Deorsey, IGN’s Director of Finance and Administration/Corporate Controller, will head the company’s finance team while the company completes its search for a new CFO. Mr. Tolonen will continue in his duties until year-end and will assist IGN in recruiting his successor.

About IGN Entertainment
IGN Entertainment (Nasdaq: IGNX), through its flagship network IGN.com, is the Internet’s leading information and entertainment destination for teen and young adult gamers. IGN serves its audience by providing both free and subscription-based content and services. IGN’ s award winning content—two Webby People’s Voice Awards and two Wired Magazine’s Readers Raves Award—attracts more than eight million unique visitors a month, including over 5.5 million registered users and more than 70,000 paying subscribers. IGN offers its business customers a full spectrum of integrated marketing solutions to reach this large web-centric audience. These products include impression-based advertising and sponsorships, permission marketing, custom publishing, e-commerce, direct e-mail marketing and content licensing. The company is headquartered in San Francisco, with sales offices in New York and Los Angeles. For more information, please visit http://www.ign.com.

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, the statements above regarding future financial results and profitability include forward-looking statements. These statements are based upon the beliefs and current expectations of IGN Entertainment, Inc. and its management. Such statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the results discussed therein. Risks and uncertainties that may cause such differences include, but are not limited to, the ability of our senior management and other key personnel to manage our business effectively without Mr. Tolonen, our ability to attract and retain a replacement for Mr. Tolonen, our ability to maintain and expand our base of advertising and marketing customers, our ability to retain or grow our subscriber base, our ability to grow our e-commerce and online game arcade revenue, changes in market conditions in the U.S. economy and in the on-line advertising industry, changes in market conditions and competition in the video game software and platform industries, our limited operating history under a new and changing business model, our ability to diversify and grow revenue or to achieve long-term profitability, our ability to continue to develop content and service offerings that attract users and achieve market acceptance, the ability to finance our operating losses, and other risks detailed in the company’s documents filed with the SEC, including the company’s Form 10-K for the year ended December 31, 2001, and all subsequent filings, including quarterly reports on Form 10-Q. Specifically, please refer to the “Risk Factors” section of IGN’s Form 10-K filed with the SEC.

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